Exhibit 10.5

Form of Investor Securities Purchase Agreement

eXoZymes, Inc.

750 Royal Oaks Drive, Suite 106

Monrovia, CA 91016

Re: Units offering, each Unit consisting of two shares and one common stock purchase warrant

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with eXoZymes, Inc., a Nevada corporation (the “Company”), as follows:

1. This Securities Purchase Agreement (“Agreement”), including the Terms and Conditions for Purchase of Units, each unit consisting of two shares of common stock and one common stock purchase warrant (each a “Unit” and collectively, the “Units”), attached hereto as Annex I is made as of the date set forth below between the Company and the Investor.

2. The Company has authorized the sale and issuance to certain investors of up to an aggregate of (i) 35,555 Units consisting of 71,110 shares (the “Shares”) of common stock, par value $0.000001 per share (the “Common Stock”) and warrants to purchase up to an aggregate of 35,555 shares of common stock (the “Warrants). The offering price is $18.00 per Unit. The Shares and Warrants are immediately separable and will be issued separately but will be purchased together as a unit in this offering. The purchase price of one Share will be the equivalent of $8.99 and of the Warrant $0.02.

3. The offering and sale of the Units (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form S-3, File No. 333-292781 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) (including the prospectus contained therein (the “Base Prospectus”), (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), that have been or which may be filed with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Shares and Warrants, the terms of the Offering and the Company and (3) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and Warrants and terms of the Offering that have been or will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4. The Company and the Investor agree that at the Closing (as defined in Section 3.1 of Annex I), the Company agrees to sell and the Investor agrees to purchase from the Company the number of Units set forth below in exchange for payment in good funds for the Units set forth on the signature page below (the “Aggregate Purchase Price”). The Investor acknowledges that the Offering is not being underwritten by Public Ventures LLC (“Placement Agent”), the placement agent named in the Prospectus Supplement and that there is no minimum offering amount. Investor acknowledges that the Company has agreed to pay the Placement Agent a fee of 7% of the gross proceeds from the sale of Units in the offering (the “Placement Fee”) and to reimburse the Placement Agent for certain of its accountable expenses not to exceed $15 ,000, including fees and expenses of legal counsel. Investor further acknowledges that the Company has agreed to issue to the Placement Agent, or its respective designees, upon close of the offering warrants to purchase up to 10% of the total number of shares of common stock and number of shares underlying the Warrants sold in this offering. The Placement Agent warrants will be exercisable at $11.24 per share commencing on 180th day from the date of the Placement Agreement (defined in Section 2.3 of Annex I attached hereto) and will expire on the fifth anniversary of the Placement Agreement.

5. Without the prior written consent of the Placement Agent, for a period from June 5, 2026 to June 5, 2027 (the “Lock-Up Period”), the Company has agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents without the prior written consent of Placement Agent; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of common stock or common stock equivalents or any securities convertible into or exercisable or exchangeable for shares of common stock or common stock equivalents; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common stock or common stock equivalents, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of common stock or common stock equivalents, in cash or otherwise. Notwithstanding the foregoing, the Company may sell shares under an at-the-market offering program with the consent of Placement Agent and pursue the registration and use of any equity incentive plan that has been adopted by the board of directors and approved by the shareholders of the Company, and issue any shares of Common Stock under outstanding convertible securities as of June 5, 2026, that are not substantially modified after that date.

6. At the Closing, (a) the Company shall cause its transfer agent and warrant agent, to deliver to the Investor the number of Shares and Warrants purchased by the Investor as set forth on the signature page of this Agreement registered in the name of the Investor or in the name of a nominee designated by the Investor, and (b) and payment therefor shall be made by the Placement Agent (or its clearing firm) by wire transfer to the Company less fees and expenses due to the Placement Agent.

7. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA’s NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions : ___________________________________________________________

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

8. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated January 26, 2026, which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement.

9. No offer by the Investor to buy Units will be accepted until the Investor has received the Disclosure Package and the Company has accepted such offer by countersigning a copy of this Agreement. Once the Investor has submitted its indication of interest in purchasing the Units by the submission of this Agreement to the Company through the Placement Agent, it will be deemed irrevocable.

10.

Number of Units: 35,555

Purchase Price per Unit: $18.00

Aggregate Purchase Price For the Shares: $639,990.00

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: June , 2026

INVESTOR

By:

Print Name:

Title:

Address:

Agreed and Accepted

this __th day of June __2026:

eXoZymes, Inc.

By:
Name:	Fouad Nawaz
Title:	Chief Financial Officer

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF UNITS

1. Authorization and Sale of the Units. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Units.

2. Agreement to Sell and Purchase the Units; Placement Agent.

2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of the Units as set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of the Units are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2 The Company proposes to enter into substantially this same form of Securities Purchase Agreement with certain other investors (the “Other Investors”) and expects that it may complete sales of Units to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Securities Purchase Agreements executed by the Other Investors, if any, are hereinafter sometimes collectively referred to as the “Agreements.” Notwithstanding the foregoing, there is no assurance that there will be Other Investors.

2.3 The Company has entered into a Placement Agent Agreement, dated the date hereof, (the “Placement Agreement”), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. The Company confirms that neither it nor any other person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and/or in the Company’s Current Report on Form 8-K to be filed with the Commission in connection with the Offering. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3. Closings and Delivery of the Units and Funds.

3.1 Closing. The completion of the purchase and sale of the Units (the “Closing”) shall occur on or before July 1, 2026 (the “Closing Date”) at a place and time to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause its transfer agent and warrant agent, to deliver to the Investor the number of Shares and Warrants purchased by the Investor as set forth on the signature page of this Agreement registered in the name of the Investor in the name of a nominee designated by the Investor, and (b) and payment therefor shall be made by the Placement Agent (or its clearing firm) by wire transfer to the Company less fees and expenses due to the Placement Agent.

3.2 Conditions to the Obligations of the Parties.

(a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Units to the Investor shall be subject to: (i) the receipt by the Company of the aggregate purchase price for the Units, less commissions and expenses of the Placement Agent as set forth on the signature page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Units will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agreement, and to the condition that the Placement Agent shall not have: (a) terminated the Placement Agreement pursuant to the terms thereof or (b) determined that the conditions to the closing in the Placement Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors who may be purchasing Units in the Offering that they have agreed to purchase from the Company. The Investor understands and agrees that, in the event that the Placement Agent in its sole discretion determines that the conditions to closing in the Placement Agreement have not been satisfied or if the Placement Agreement may be terminated for any other reason permitted by such Placement Agreement, then the Placement Agent may, but shall not be obligated to, terminate such Placement Agreement, which shall have the effect of terminating this Agreement pursuant to Section 15 below.

4. Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agent that:

4.1 The Investor is either an individual or an entity duly incorporated or formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company, or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Shares and Warrants, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the signature page and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the Shares and Warrants set forth on the signature page, has received and is relying only upon this Agreement, the Disclosure Package and the documents incorporated by reference therein.

4.2 (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Shares and Warrants, or possession or distribution of offering materials in connection with the issue of the Shares and Warrants in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares and Warrants or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Shares and Warrants, except as set forth or incorporated by reference in the Disclosure Package.

4.3 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4 The Investor understands and acknowledges that nothing in this Agreement or the Disclosure Package, constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.

4.5 The Investor acknowledges that it has had the opportunity to review the Disclosure Package (including all exhibits and schedules thereto) and the documents incorporated therein by reference and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Units and the merits and risks of investing in the Units, (ii) access to information about the Company and its financial condition, results of operations, business, properties, and management, sufficient to enable it to evaluate its investment, and (iii) the opportunity to obtain such additional information (other than non-public information) that the Company possesses or can acquire without unreasonable effort or expense as may have been requested by the Investor. Investor acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided the Investor with any information or advice with respect to the Units nor is such information or advice necessary or desired. Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Units and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Investor agrees need not be provided to it. In connection with the issuance of the Units to Investor, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to Investor.

4.6 Since the time at which the Placement Agent first contacted such Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities). The Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Shares and Warrants acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

5. Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares and Warrants being purchased and the payment therefor. The Placement Agent shall be a third party beneficiary with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

6. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

(a) if to the Company, to:

eXoZymes, Inc.

750 Royal Oaks Drive, Suite 106

Monrovia, CA 91016

Attention: Chief Financial Officer

with a copy (which shall not constitute notice) to:

Spencer Fane

711 Third Avenue – 17th Floor

New York, NY 10017

Attention: Andrew Hudders, Esq.

Fax: (212) 907-7300

(b) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9. Entire Agreement; Severability. The Disclosure Package, together with the exhibits and schedules thereto, the Placement Agent Agreement, the Preliminary Prospectus and the Prospectus, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits, and schedules. In case any term, provision covenant, or restriction contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

12. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Shares and Warrants to such Investor.

13. WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

14. Provision of Information. The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the date hereof without the express prior written consent of such Investor. To the extent that the Company or any of its subsidiaries or any of their respective officers, directors, affiliates, employees and agents delivers any material, non-public information to an Investor without such Investor’s consent, the Company hereby covenants and agrees that such Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty not to trade on the basis of, such material, non-public information or any other obligation with respect to such information.

15. Termination. In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.